Exhibit (l)

Dechert LLP 1900 K Street, N.W. Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax

November 7, 2025

Monroe Capital Enhanced Corporate Lending Fund

155 N. Wacker Drive

Floor 35

Chicago, Illinois 60606

Re:    Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Monroe Capital Enhanced Corporate Lending Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (File No. 333-290835) as originally filed on October 10, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended on or about the date hereof (the “Registration Statement”), relating to the proposed issuance by the Fund of up to an aggregate of $1,000,000,000 in gross offering proceeds. This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2, and we express no opinion herein as to any matter other than as to the legality of the common shares of beneficial interest of the Fund (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware on March 3, 2025;
(iii)	the Declaration of Trust of the Fund, dated March 3, 2025;
(iv)	the Amended and Restated Declaration of Trust of the Fund, dated October 10, 2025;

(v)	the Bylaws of the Fund, adopted and effective as of October 10, 2025;

(vi)	a certificate of good standing with respect to the Fund issued by the Secretary of State of the State of Delaware dated November 6, 2025; and

(vii)	resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees, employees and representatives of the Fund. We have not independently established the facts or, in the case of certificates of public officials, the other statements so relied upon.

In our examination, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents examined by us in connection with rendering this opinion, (ii) the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies, (iii) the legal capacity of all natural persons, (iv) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund) and (v) that the Registration Statement will have been declared effective by the Commission at the time of issuance of the Shares. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company and that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when the Shares are (a) issued and delivered against receipt by the Fund of payment therefor at a price per Share not less than the par value per Share as contemplated by the Registration Statement and (b) countersigned by the transfer agent, if applicable, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware Statutory Trust Act as in effect on the date of this opinion letter, and we express no opinion as to any other laws. This opinion has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion..

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP